Exhibit 1.1

[    ] Shares

Endocyte, Inc.

Common Stock

($0.001 Par Value)

UNDERWRITING AGREEMENT

[    ], 2011

RBC Capital Markets, LLC

Leerink Swann LLC

As the Representatives of the

several underwriters named in Schedule II hereto

c/o RBC Capital Markets, LLC

3 World Financial Center, 200 Vesey Street

New York, NY 10281

and

c/o Leerink Swann LLC

One Federal Street

37th Floor

Boston, MA 02110

Ladies and Gentlemen:

Endocyte, Inc., a Delaware corporation (the “Issuer”), proposes to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), and the stockholder of the Issuer (the “Selling Stockholder”) named in Schedule I hereto proposes to sell to the Underwriters for whom you are acting as representatives (the “Representatives”) an aggregate of 4,841,610 shares (the “Firm Securities”) of the Issuer’s common stock, par value $0.001 per share (the “Common Stock”) pursuant to this underwriting agreement (the “Agreement”), of which 4,000,000 shares are to be issued and sold by the Issuer (the “Issuer Securities”) and 841,610 shares are to be sold by the Selling Stockholder (the “Stockholder Securities”).

The Issuer also proposes to sell at the Underwriters’ option an aggregate of up to 726,241 additional shares of the Issuer’s Common Stock (the “Option Securities”) as set forth below.

The Issuer and the Selling Stockholder are hereinafter sometimes collectively referred to as the “Sellers.”

As the Representatives, you have advised the Sellers (a) that you are authorized to enter into this Agreement on behalf of the Underwriters, and (b) that the Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Securities set forth opposite their respective names in Schedule II, plus their pro rata portion of the Option Securities if you elect to exercise the over-allotment option in whole or in part for the accounts of the Underwriters. The Firm Securities and the Option Securities (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

The Issuer has prepared a registration statement on Form S-1 (File No. 333-175573) with respect to the Shares pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the United States Securities and Exchange Commission (the “Commission”) thereunder. As used in this Agreement, “Effective Time” means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; “Effective Date” means the date of the Effective Time; “Preliminary Prospectus” means each prospectus included in such registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Issuer with the consent of the Underwriters pursuant to Rule 424(a) of the Rules and Regulations; “Pricing Prospectus” means the Preliminary Prospectus that was included in the Registration Statement immediately prior to the Applicable Time (as defined below); “Prospectus” means the prospectus in the form first used to confirm sales of Shares; “Registration Statement” means such registration statement, as amended at the Effective Time, including all information deemed to be a part of the registration statement as of the Effective Time pursuant to Rule 430A of the Rules and Regulations; “Free Writing Prospectus” means any “free writing prospectus” as defined in Rule 405 under the Securities Act relating to the Shares; and “Issuer Free Writing Prospectus” means any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Shares. If the Issuer has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. For the purposes of this Agreement, the “Applicable Time” is 11:30 a.m (Eastern time) on the date of this Agreement.

In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

1. Representations and Warranties of the Issuer.

The Issuer represents and warrants to each of the Underwriters as follows:

(a) The Registration Statement has been filed with the Commission under the Securities Act and has been declared effective under the Securities Act. No stop order suspending the effectiveness of such registration statement is in effect, and no proceedings for such purpose are pending before or, to the knowledge of the Issuer, threatened by, the Commission. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus. Copies of such registration statement and each of the amendments thereto have been delivered by the Issuer to you. The Registration Statement conforms, and any further amendments or supplements to the Registration Statement will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. Each of the Prospectus and the Pricing Prospectus conforms and, as amended or supplemented, will conform, in all material respects to the requirements of the Securities Act and the Rules and Regulations. As of the Effective Date, the date hereof, the Closing Date (as defined below) and each Option Closing Date (as defined below), if any, the Registration Statement does not and will not, and any further amendments to the Registration Statement will not, when they become effective, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; as of its date and the date hereof, the Prospectus does not, and as amended or supplemented on the Closing Date and each Option Closing Date, if any, will not, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Pricing Prospectus, as supplemented by the Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto, taken together with the final pricing information included on the cover page of the Prospectus (collectively, the “Disclosure Package”), as of the Applicable Time did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each Issuer Free Writing Prospectus listed on Schedule III(a) or Schedule III(b) hereto does not conflict with the information contained in the Registration Statement; and each such Issuer Free Writing Prospectus listed on Schedule III(b), as supplemented by and taken together with the Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties set forth in this sentence do not apply to statements or omissions in the Registration Statement, the Prospectus, the Pricing Prospectus or any Issuer Free Writing Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Issuer by any Underwriter through the Representatives expressly for use therein, such information being listed in Section 15 below.

(b) Each of the statements made by the Issuer in such documents within the coverage of Rule 175(b) of the Rules and Regulations, including (but not limited to) any projections, results of operations or statements with respect to future available cash or future cash distributions of the Issuer or the anticipated ratio of taxable income to distributions, was made or will be made with a reasonable basis and in good faith. Notwithstanding the foregoing, this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with written information concerning the Underwriters furnished to the Issuer by or on behalf of any Underwriter specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(c) This Agreement has been duly authorized, executed and delivered by the Issuer, and constitutes a valid, legal, and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Issuer has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

(d) The Issuer is a corporation duly incorporated and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Issuer has requisite corporate power to carry on its business as described in the Prospectus and the Disclosure Package. The Issuer is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), assets, rights, operations, business, management or prospects of the Issuer (a “Material Adverse Effect”).

(e) Each subsidiary is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation and is in good standing under such laws. Each of the subsidiaries has requisite corporate power to carry on its business as described in the Prospectus and the Disclosure Package. Each of the subsidiaries is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a Material Adverse Effect.

(f) The Issuer is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Issuer is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Issuer has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Issuer complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Except for the free writing prospectuses, if any, identified in Schedule III hereto, and electronic road shows, if any, each furnished to you before first use, the Issuer has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any free writing prospectus.

(g) The outstanding shares of Common Stock of the Issuer have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Issuer have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock.

(h) The information set forth under the caption “Capitalization” in the Prospectus and the Disclosure Package is true and correct in all material respects. All of the Shares conform in all material respects to the description thereof contained in the Prospectus and the Disclosure Package. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Issuer’s incorporation. Immediately after the issuance and sale of the Firm Securities to the Underwriters, no shares of Preferred Stock of the Issuer shall be issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Issuer shall have any existing or future right to acquire any shares of Preferred Stock of the Issuer. No holders of securities of the Issuer, other than the Selling Stockholder, have rights to the registration of such securities under the Registration Statement that have not been waived.

(i) The consolidated financial statements of the Issuer, together with related notes and schedules as set forth in the Registration Statement, the Prospectus and the Disclosure Package, present fairly the financial position and the results of operations and cash flows of the Issuer, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted principles of accounting, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included in the Registration Statement, the Prospectus and the Disclosure Package presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Issuer. The statistical, industry–related and market–related data included in the Registration Statement, the Prospectus and the Disclosure Package are based on or derived from sources which the Issuer reasonably and in good faith believes are reliable and accurate.

(j) The Issuer maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(k) There is no action, suit, claim or proceeding pending or, to the knowledge of the Issuer, threatened against the Issuer before any court or administrative agency or otherwise (1) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package and are not so described or (2) which, if determined adversely to the Issuer, would reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement, the Prospectus and the Disclosure Package.

(l) No labor dispute with the employees of the Issuer exists or, to the Issuer’s knowledge, is threatened or imminent, and the Issuer is not aware of any existing or imminent labor dispute by the employees of any of its principal suppliers, contractors or customers, that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(m) The Issuer has good and marketable title or ownership rights to all of the personal properties and other assets owned by it and reflected in the financial statements (or as described in the Prospectus and the Disclosure Package) hereinabove described, not subject to any lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Prospectus and the Disclosure Package) or which are not material in amount or which do not materially interfere with the current use of such properties or assets. The Issuer occupies its leased real properties under valid and binding leases conforming in all material respects to the description thereof set forth in the Prospectus and the Disclosure Package.

(n) The Issuer has filed all material Federal, State, local and foreign tax returns which have been required to be filed, subject to permitted extensions, and have paid all taxes indicated by said returns and all assessments received by the Issuer to the extent that such taxes and assessments have become due and are not being contested in good faith. All tax liabilities have been adequately provided for in the financial statements of the Issuer, and the Issuer does not know of any actual or proposed additional material tax assessments. There are no transfer taxes or other similar fees or charges under Federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuer or sale by the Issuer of the Shares.

(o) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change, which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Issuer, other than transactions in the ordinary course of business and changes and transactions described in the Prospectus and the Disclosure Package. The Issuer has no material contingent obligations that are not disclosed in the Issuer’s financial statements in the Registration Statement and the Prospectus.

(p) The Issuer is not, nor with the giving of notice or lapse of time or both, will be, in violation of or in default under its Certificate of Incorporation (“Charter”) or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound, in any case which violation or default has had or would reasonably be expected to have a Material Adverse Effect. The execution and delivery of this Agreement and the performance by the Issuer of the transactions herein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party, or (ii) the Charter or Bylaws of the Issuer or (iii) any order, rule or regulation applicable to the Issuer of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction, except in the case of clauses (i) and (iii) above, where such conflict, breach or default would not reasonably be expected to have a Material Adverse Effect.

(q) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Issuer of this Agreement and the performance of the Issuer of the transactions herein contemplated has been obtained or made and is in full force and effect, except (i) such additional steps as may be required by the Commission, the Financial Industry Regulatory Authority, Inc. (“FINRA”) or The NASDAQ Global Market or (ii) such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws.

(r) The Issuer has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to (i) conduct its businesses as currently conducted and (ii) own, lease and operate its properties in the manner described in the Prospectus and the Disclosure Package. There is no claim or proceeding pending or, to the knowledge of the Issuer, threatened, involving the status of or sanctions under any of the Permits. The Issuer has fulfilled and performed all of its material obligations with respect to the Permits, and is not aware of the occurrence of any event which allows, or after notice or lapse of time would allow, the revocation, termination, or other impairment of the rights of the Issuer under such Permit.

(s) To the Issuer’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Issuer’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement.

(t) Neither the Issuer, nor to the Issuer’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of the Shares. The Issuer acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The NASDAQ Global Market in accordance with Regulation M under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(u) The Issuer is not, and after giving effect to the offering and sale of the Shares and the application of proceeds therefrom as described in the Disclosure Package and the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Issuer Act of 1940, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(v) The Issuer carries, or is covered by, insurance in such amounts and covering such risks as is generally considered adequate for the conduct of its business and the value of its properties and as is customary for companies engaged in similar industries. All policies of insurance insuring the Issuer or its business, assets, employees, officers and directors are in full force and effect, and the Issuer is in compliance with the terms of such policies in all material respects. There are no claims by the Issuer under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

(w) The Issuer is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Issuer would have any liability; the Issuer has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Issuer would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(x) Other than as contemplated by this Agreement, the Issuer has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(y) Except for its wholly owned subsidiaries, the Issuer does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

(z) To the Issuer’s knowledge, there are no statutes, regulations, contracts or other documents (including, without limitation, any voting agreement) that are required to be described in the Registration Statement, the Prospectus or the Disclosure Package or to be filed as exhibits to the Registration Statement that are not described or filed as required. The Issuer has neither sent nor received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement, Prospectus or the Disclosure Package, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Issuer or. to the Issuer’s knowledge, any other party to any such contract or agreement.

(aa) To its knowledge, the Issuer is not in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”). The Issuer neither owns nor, to its knowledge, operates any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, nor is it subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Issuer is not aware of any pending investigation which might lead to such a claim.

(bb) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Issuer or any of its officers or directors, or, to the knowledge of the Issuer, by any of its employees or agents or any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Issuer, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Issuer, nor, to the knowledge of the Issuer, any director, officer, agent, employee or other person associated with or acting on behalf of the Issuer, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any applicable provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Issuer.

(cc) To the Issuer’s knowledge, after reasonable inquiry, all patents and patent applications owned by the Issuer (the “Owned Patents”) are owned or co-owned by the Issuer free and clear of all liens or encumbrances, except as described in the Prospectus and the Disclosure Package. The Issuer is not aware of any valid or bona fide basis for a finding that any such patents in their entirety are unpatentable, invalid or unenforceable; and the Issuer reasonably believes that such patents are valid and enforceable, except as described in the Prospectus and the Disclosure Package.

(dd) In connection with the Issuer’s Owned Patents, all material prior art references were disclosed or will be disclosed to the USPTO to the extent required by and in accordance with 37 C.F.R. Section 1.56 and known to the Issuer; to the Issuer’s knowledge, all information submitted to the USPTO in such patent applications, and in connection with the prosecution of such patent applications, was accurate in all material respects, or was supplemented so as to be accurate in all material respects; and neither the Issuer nor, to the Issuer’s knowledge, any other person made any material misrepresentations or concealed any material information from the USPTO in such applications, or in connection with the prosecution of such applications, in violation of 37 C.F.R. Section 1.56.

(ee) Except as described in the Disclosure Package and the Prospectus, to the Issuer’s knowledge, after reasonable inquiry, the Issuer owns, has ownership rights to, or possesses rights to use all patents, patent applications, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) necessary for the conduct of the Issuer’s business substantially as now conducted, and for the manufacture, use and sale of its presently proposed products, as described in the Disclosure Package and the Prospectus. The Issuer has not received any written notice of infringement of or written notice of interference with the asserted rights of others with respect to any of the foregoing.

(ff) To the Issuer’s knowledge, after reasonable inquiry, and except as described in the Disclosure Package and the Prospectus, there are no valid and enforceable rights of third parties to Intellectual Property, under which Issuer has no rights, that are or would be infringed by the business currently conducted by the Issuer or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the Disclosure Package and the Prospectus.

(gg) The Issuer is not subject to any judgment, order, writ, injunction or decree of any court or any order, writ, or injunction of any federal, state, local, foreign or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, or any arbitrator. Except as would not materially impair the business currently conducted by the Issuer or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the Disclosure Package and the Prospectus, the Issuer is not a party to any contract, which restricts or impairs its use of any Intellectual Property, except as described in the Disclosure Package and Prospectus.

(hh) To the Issuer’s knowledge, there are no ongoing infringements by third parties of any Intellectual Property owned by the Issuer that is used in connection with the business currently conducted by the Issuer or its manufacture, use, sale, offer for sale or import of its presently proposed products as described in the Disclosure Package and the Prospectus, except as (i) described in the Disclosure Package and the Prospectus or (ii) would otherwise not materially impair the business currently conducted by the Issuer or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the Disclosure Package and the Prospectus.

(ii) Except as described in the Disclosure Package and the Prospectus or that would otherwise not materially impair the business currently conducted by the Issuer or the manufacture, use, sale, offer for sale or import of its presently proposed products as described in the Disclosure Package and the Prospectus, to the Issuer’s knowledge, after reasonable inquiry, there is no U.S. patent which contains valid and enforceable claims that dominate any Intellectual Property described in the Disclosure Package and the Prospectus owned by the Issuer or no U.S. patent or published U.S. patent application that interferes with the issued or pending claims of any such Intellectual Property.

(jj) To the Issuer’s knowledge, the conduct of business by the Issuer complies, and at all times has complied, in all material respects, with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders and Permits (“Laws”) applicable to its business, including, without limitation, (a) the Federal Food, Drug and Cosmetic Act of 1938, as amended (the “FD&C Act”) and similar federal, state, local and foreign Laws, (b) the Occupational Safety and Health Act, the

Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (c) licensing and certification Laws covering any aspect of the business of the Issuer. The Issuer has not received any notification asserting, nor has knowledge of, any present or past failure to comply with or violation of any such Laws.

(kk) Except to the extent disclosed in the Prospectus and the Disclosure Package (or any amendment or supplement thereto), the clinical, pre-clinical and other studies, tests and research conducted by or on behalf of or sponsored by the Issuer and intended to be submitted to regulatory authorities and to serve as a basis for approval are, and at all times have been, conducted in accordance with the FD&C Act and the regulations promulgated thereunder, including Title 21 of the Code of Federal Regulations, and other U.S. Food and Drug Administration (“FDA”) regulations governing clinical studies, current Good Laboratory Practices and Good Clinical Practices, the protection of human subjects and applicable institutional review board and independent ethics committee requirements, as well as other applicable federal, state, local and foreign Laws and consistent with current clinical and scientific research standards and procedures. The published descriptions of the results of such studies, tests and research are accurate and complete in all material respects and fairly present the data derived from such studies, tests and research, and the Issuer has no knowledge of any other studies, tests or research the results of which are inconsistent with or otherwise call into question the results described or referred to in the Prospectus and the Disclosure Package. Except to the extent disclosed in the Prospectus and the Disclosure Package (or any amendment or supplement thereto), the Issuer has not notified the FDA of any adverse reactions with respect to any clinical or pre-clinical studies, tests or research that are described in the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus, and the Issuer has not received any notices or other correspondence from the FDA or any other governmental agency with respect to any clinical or pre-clinical studies, tests or research that are described in the Prospectus and the Disclosure Package or the results of which are referred to in the Registration Statement and the Prospectus which would reasonably be expected to result in any action to place a clinical hold order on or otherwise result in the termination or suspension of such studies, tests or research, otherwise require the Issuer to engage in any remedial activities with respect to such studies, test or research, or threaten to impose or actually impose any fines or other disciplinary actions.

(ll) To the best of the Issuer’s knowledge, all the operations of the Issuer and all the manufacturing facilities and operations of the Issuer’s suppliers of product candidates and the components thereof manufactured in or imported into the United States that are intended to be used in clinical trials are in compliance in all material respects with applicable FDA regulations, including current Good Manufacturing Practices, and meet sanitation standards set by the FD&C Act, and all the operations of the Issuer and all the manufacturing facilities and operations of the Issuer’s suppliers of product candidates manufactured outside, or exported from, the United States that are intended to be used in clinical trials are in compliance in all material respects with applicable foreign regulatory requirements and standards.

(mm) The information contained in the Registration Statement and the Prospectus regarding the Issuer’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the Securities Act and the Exchange Act were made by the Issuer on a reasonable basis and reflect the Issuer’s good faith belief and/or estimate of the matters described therein.

(nn) Any certificate signed by any officer of the Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Issuer to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

(oo) The Issuer is in compliance in all material respects with any provisions of the Sarbanes–Oxley Act of 2002 (the “Sarbanes–Oxley Act”) that are applicable to the Issuer as of the date hereof.

(pp) The Issuer has established and maintains “disclosure controls and procedures” (as defined in Rules 13a–15(e) and 15d–15(e) of the Exchange Act; the Issuer’s “disclosure controls and procedures” are reasonably designed to ensure that all information (both financial and non–financial) required to be disclosed by the Issuer in the reports that it will file or furnish under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and regulations of the Commission, and that all such information is accumulated and communicated to the Issuer’s management as appropriate to allow timely decisions regarding required disclosure and to make the certifications of the Chief Executive Officer and Chief Financial Officer of the Issuer required under the Exchange Act with respect to such reports.

(qq) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Issuer to or for the benefit of any of the officers or directors of the Issuer or any of their respective family members, except as disclosed in the Prospectus and the Disclosure Package. The Issuer has not directly or indirectly extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any director or executive officer of the Issuer.

(rr) The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operation—Critical Accounting Policies and Significant Judgments and Estimates” in the Registration Statement, the Prospectus and the Disclosure Package accurately and fairly describes accounting policies which the Issuer believes are the most important in the portrayal of the financial condition and results of operations of the Issuer and which require management’s most difficult, subjective or complex judgments.

(ss) Neither the Issuer nor any of its affiliates has, prior to the date hereof, made any offer or sale of any securities which could be “integrated” for purposes of the Securities Act or the rules and regulations promulgated thereunder with the offer and sale of the Shares pursuant to the Registration Statement. Except as disclosed in the Registration Statement and the Prospectus, neither the Issuer nor any of its affiliates has sold or issued any security during the six–month period preceding the date of the Prospectus, including but not limited to any sales pursuant to Rule 144A or Regulation D or S under the Securities Act, other than shares of Common Stock issued pursuant to employee benefit plans, qualified stock option plans or the employee compensation plans or pursuant to outstanding options, rights or warrants as described in the Prospectus and the Disclosure Package.

2. Representations and Warranties of the Selling Stockholder

(a) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(b) The execution and delivery by the Selling Stockholder of, and the performance by the Selling Stockholder of its obligations under, this Agreement, the Custody Agreement signed by the Selling Stockholder and [    ], as Custodian, relating to the deposit of the Stockholder Securities to be sold by the Selling Stockholder (the “Custody Agreement”) and the Power of Attorney appointing certain individuals as the Selling Stockholder’s attorneys-in-fact to the extent set forth therein, relating to the transactions contemplated hereby and by the Registration Statement (the “Power of Attorney”) will not contravene any provision of applicable law, or the certificate or articles of incorporation or bylaws of the Selling Stockholder, or any agreement or other instrument binding upon the Selling Stockholder (except where contravention of any such agreement or instrument would not, individually or in the aggregate, have a material effect on the ability of the Selling Stockholder to consummate the transactions contemplated by this Agreement, the Custody Agreement or the Power of Attorney (a “Selling Stockholder Material Adverse Effect”)) or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Selling Stockholder, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Selling Stockholder of its obligations under this Agreement or the Custody Agreement or Power of Attorney of the Selling Stockholder, except such as may be required by the Securities Act or Blue Sky laws of the various states or from FINRA in connection with the offer and sale of the Shares and except where the failure to obtain such consents, approvals or authorizations would not have a Selling Stockholder Material Adverse Effect.

(c) The Selling Stockholder has, and on the Closing Date will have, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code (the “UCC”) in respect of, the Stockholder Securities, free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, except for any liens, encumbrances, equities or claims arising under the Custody Agreement or otherwise in favor of the Underwriters.

(d) The Custody Agreement and the Power of Attorney have been duly authorized, executed and delivered by the Selling Stockholder and are valid and binding agreements of the Selling Stockholder.

(e) Upon payment for the Stockholder Securities pursuant to this Agreement, delivery of such shares, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by the Depository Trust Company (“DTC”), registration of such shares in the name of Cede or such other nominee and the crediting of such shares on the books of DTC to securities accounts of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such shares), (A) DTC shall be a “protected purchaser” of such shares within the meaning of Section 8-303 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid security entitlement in respect of such shares and (C) no action based on any “adverse claim”, within the meaning of Section 8-102 of the UCC, to such shares may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, the Selling Stockholder may assume that when such payment, delivery and crediting occur, (x) such shares will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Issuer’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (y) DTC will be registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC, claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC, and if at any time the DTC or other securities intermediary does not have sufficient shares to satisfy claims of all of its entitlement holders with respect thereto, then all holders will share pro rata in the shares then held by DTC or such securities intermediary and (z) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC.

(f) All information furnished by or on behalf of the Selling Stockholder to the Issuer or any of the Underwriters for use in the Registration Statement and Disclosure Package is, and on the Closing Date and each Option Closing Date, as applicable, will be, true, correct, and complete in all material respects, and does not, and on the Closing Date and each Option Closing Date, as applicable, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. The Selling Stockholder confirms as accurate the number of shares of Common Stock set forth opposite the Selling Stockholder’s name in the Prospectus under the caption “Principal Stockholders and Selling Stockholder” (both prior to and after giving effect to the sale of the Stockholder Securities).

(g) The sale of the Stockholder Securities by the Selling Stockholder pursuant hereto is not prompted by any information concerning the Issuer that has come to the attention of the Selling Stockholder and is not set forth in the Registration Statement or the Disclosure Package.

(h) There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the sale by the Selling Stockholder of the Stockholder Securities.

(i) The Selling Stockholder has executed a “lock-up” agreement, substantially in the form of Exhibit A hereto, relating to sales and certain other dispositions of shares of Common Stock or certain other securities, that is in full force and effect as of the date hereof and shall be in full force and effect as of the Closing Date and each Option Closing Date, as applicable.

3. Purchase, Sale and Delivery of the Firm Securities.

(a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, each Seller, severally and not jointly, hereby agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase at a price of $ [            ] per share, in each case on a pro rata basis the number of Firm Securities opposite their respective names in Schedule II hereto subject to adjustments in accordance with Section 11.

(b) Payment for the Firm Securities to be sold hereunder is to be made in New York Clearing House funds by Federal (same day) against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Sellers shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in The City of New York are open for business and are not permitted by law or executive order to be closed.

(c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Issuer hereby grants an option to the several Underwriters to purchase the Option Securities at a price of $[            ] per share. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Issuer setting forth the number of Option Securities as to which the several Underwriters are exercising the option, the names and denominations in which the Option Securities are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Securities are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Securities to be purchased by each Underwriter shall be in the same proportion to the total number of Option Securities being purchased as the number of Firm Securities being purchased by such Underwriter bears to the total number of Firm Securities, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Securities granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Securities by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Issuer. To the extent, if any, that the option is exercised, payment for the Option Securities shall be made on the Option Closing Date in Federal (same day funds) through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Issuer.

4. Offering by the Underwriters.

It is understood that the several Underwriters are to make a public offering of the Firm Securities as soon as the Representatives deem it advisable to do so. The Firm Securities are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Securities are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms.

It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

5. Covenants of the Issuer.

(a) The Issuer covenants and agrees with the several Underwriters that it will (i) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Issuer with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

(b) The Issuer has not distributed and without the prior consent of the Representatives, it will not distribute any prospectus or other offering material (including, without limitation, any offer relating to the Shares that would constitute a Free Writing Prospectus and content on the Issuer’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares, other than the materials referred to in Section 1(a). Each Underwriter represents and agrees that it has not made and, without the prior consent of the Issuer and the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such Issuer Free Writing Prospectus the use of which has been consented to by the Issuer and the Representatives is listed on Schedule III(a) or Schedule III(b) hereto. The Issuer has complied and will comply with the requirements of Rule 433 under the Securities Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending. The Issuer represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Securities Act to avoid a requirement to file with the Commission any electronic road show, and will not take any action that would result in the Issuer or any Underwriter being required to file with the Commission pursuant to Rule 433(d) under the Securities Act any Free Writing Prospectus prepared on behalf of such Underwriter that would not otherwise have been required to be filed thereunder. The Issuer agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances then prevailing, not misleading, the Issuer will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission.

(c) The Issuer will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Issuer.

(d) The Issuer will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have been declared effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Issuer will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

(e) The Issuer will cooperate with the Representatives in endeavoring to qualify the Shares for sale under (or obtain exemptions from the application of) the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Issuer shall not be required to qualify as a foreign corporation, to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent or to subject itself to taxation in any jurisdiction where it is not now subject. The Issuer will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

(f) The Issuer will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Issuer will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Securities Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Issuer will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

(g) The Issuer will comply with the Securities Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If the Pricing Prospectus is being used to solicit offers to buy Shares at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Pricing Prospectus in order to make the statements therein (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto), in the light of the circumstances existing at such time, not misleading, or any event shall occur as a result of which, the information in the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto) conflicts with information contained in the Registration Statement then on file or if it is necessary at any time to amend or supplement the Pricing Prospectus (taken together with the Issuer Free Writing Prospectuses and other documents listed in Schedule III(a) hereto) to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Pricing Prospectus so that the Pricing Prospectus as so amended or supplemented will not, in the light of the circumstances at such time, be misleading, or so that the Pricing Prospectus will comply with the law. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer (or in lieu thereof the notice referred to in Rule 173 under the Securities Act), any event shall occur as a result of which, in the judgment of the Issuer or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Issuer promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it (or in lieu thereof the notice referred to in Rule 173 under the Securities Act) is so delivered, be misleading, or so that the Prospectus will comply with the law.

(h) The Issuer will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

(i) Prior to the Closing Date, the Issuer will furnish to the Underwriters, as soon as they have been prepared by or are available to the Issuer, a copy of any unaudited interim financial statements of the Issuer for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

(j) The Issuer covenants and agrees that no offering, sale, short sale or other disposition of any shares of Common Stock of the Issuer or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, and in specific circumstances specified in the Lock-up Agreement (as defined below), up to an additional 34 days, (the “Initial Restricted Period”), directly or indirectly, by the Issuer otherwise than hereunder or with the prior written consent of the Representatives; provided, however, that this provision will not restrict the Issuer from (1) awarding shares of Common Stock, stock options, restricted stock, restricted stock units, stock appreciation rights, performance units and performance shares pursuant to employee benefit plans as described in the Prospectus and the Disclosure Package, (2) issuing shares of Common Stock of the Issuer or securities convertible into or exercisable or exchangeable for shares of Common Stock of the Issuer pursuant to the exercise or conversion of warrants, options or other convertible or exchangeable securities, in each case which are outstanding on the date hereof and described in the Prospectus and the Disclosure Package, and (3) issuing shares of Common Stock of the Issuer or securities convertible into or exercisable or exchangeable for shares of Common Stock of the Issuer in connection with mergers or acquisitions of securities, businesses, property or other assets, joint ventures, strategic alliances, equipment leasing arrangements or debt financing up to an aggregate of 10% of the sum of (x) the Issuer’s fully-diluted shares outstanding as of the date of the Prospectus, plus (y) the Shares (each of the awards or issuances described in subsections (1) and (2) above, a “Permitted Issuance”); provided, with respect to clause (3), that each recipient of such securities shall agree to be subject to the transfer restrictions contained in the Lock-up Agreement with respect to any such securities for the remainder of the restricted period, as described therein. If, however, (i) the Issuer issues an earnings release or material news, or a material event relating to the Issuer occurs, during the last 17 days of the Initial Restricted Period, or (ii) prior to the expiration of the Initial Restricted Period, the Issuer announces that it will release earnings results during the 16-day period beginning on the last day of the Initial Restricted Period, the restrictions imposed by this Section 5(j) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(k) The Issuer will use its best efforts to list, subject to notice of issuance, the Shares on The NASDAQ Global Market.

(l) The Issuer has caused each officer and director of the Issuer and certain stockholders of the Issuer specified by the Representatives to furnish to the Representatives, on or prior to the date of this Agreement, a lock-up agreement in substantially the form attached hereto as Exhibit A (“Lock-up Agreements”).

(m) The Issuer shall apply the net proceeds of its sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus and the Disclosure Package.

(n) The Issuer shall not invest, or otherwise use the proceeds received by the Issuer from its sale of the Shares in such a manner as would require the Issuer to register as an investment company under the 1940 Act.

6. Covenants of the Selling Stockholder

The Selling Stockholder will deliver to the Representative, prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

7. Costs and Expenses.

The Issuer will pay all costs, expenses and fees incident to the performance of the obligations of the Issuer under this Agreement, including, without limiting the generality of the foregoing, the following: (i) accounting fees of the Issuer; (ii) the fees and disbursements of counsel for the Issuer; (iii) all other fees and expenses in connection with the preparation and filing of, and the cost of printing and delivering (including copies thereof as may be requested by the Underwriters hereunder) the Registration Statement, Preliminary Prospectuses, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus and any supplements or amendments thereto; (iv) the cost of printing and delivering the Underwriters’ Selling Memorandum; (v) the filing fees and expenses (including the legal fees of one counsel to the Underwriters, not to exceed $30,000) incident to securing any required review and clearance by FINRA of the terms of the sale of the Shares; (vi) all costs and expenses incident to the listing of the Shares on The NASDAQ Global Market; (vii) all fees and expenses (including the legal fees of one counsel to the Underwriters, not to exceed $10,000) incurred in connection with the preparation and printing of the Blue Sky Survey and the qualification of the Shares under State securities or Blue Sky laws; and (viii) the costs and expenses of the Issuer relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Shares, including expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, travel and lodging expenses of the representatives and officers of the Issuer and one-half of the cost of any aircraft chartered in connection the road show. It is understood and agreed that except as provided in this Section 7 or Section 10, the Underwriters shall pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on their resale of any of the Shares, any advertising expenses connected with any offers they may make and one-half of the cost of any aircraft chartered in connection with the road show described in clause (viii) above.

If this Agreement shall not be consummated because the conditions in Section 8 hereof (other than Section 8(c)) are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 13(a)(i) or (vi) hereof, or by reason of any failure, refusal or inability on the part of any Seller to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then such Sellers shall reimburse the Underwriters, with respect to themselves, severally, for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; provided, however, that (a) the Sellers shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares, and (b) in no event shall the aggregate amount of such reimbursement exceed $250,000.

8. Conditions of Obligations of the Underwriters.

The several obligations of the Underwriters to purchase the Firm Securities on the Closing Date and the Option Securities, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Sellers contained herein, and to the performance by the Sellers of their covenants and obligations hereunder and to the following additional conditions:

(a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. All material required to be filed by the Issuer pursuant to Rule 433(d) under the Securities Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433 under the Securities Act; if the Issuer has elected to rely upon Rule 462(b) under the Securities Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Issuer, shall be contemplated by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the knowledge of the Issuer, shall be contemplated by the Commission; all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction; and no injunction, restraining order, or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date or the Option Closing Date, as applicable, which would prevent the issuance of the Shares.

(b) The Representatives shall have received on the Closing Date and each Option Closing Date, if any, the opinions of Baker and Daniels LLP, counsel for the Issuer dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Davis Polk & Wardwell LLP, counsel for the Underwriters) in substantially the form attached hereto as Exhibit B.

(c) The Representatives shall have received from Davis Polk & Wardwell LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option

Closing Date, if any, with respect to the formation of the Issuer, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

(d) The Representatives shall have received, on each of the dates hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance satisfactory to the Representatives, of Ernst & Young LLP confirming that they are independent public accountants within the meaning of the Securities Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Securities Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus.

(e) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Issuer’s Chief Executive Officer and Chief Financial Officer to the effect that, as of the Closing Date or the Option Closing Date, if any, each of them severally represents as follows:

(i) The Registration Statement has been declared effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated by the Commission;

(ii) The representations and warranties of the Issuer contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

(iii) All filings required to have been made pursuant to Rules 424 or 430A under the Securities Act have been made;

(iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment;

(v) Since the respective dates as of which information is given in the Disclosure Package, (1) there has not been any material adverse change or any development involving a prospective material adverse change, (2) the Issuer shall not have sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Disclosure Package, and (3) there shall not have been any change in the capital stock (other than (A) a Permitted Issuance, or (B) the repurchase of shares of capital stock pursuant to agreements existing on the date hereof and disclosed to the Representatives providing for an option to repurchase or a right of first refusal on behalf of the Issuer), or long-term debt of the Issuer (other than regular payments pursuant to obligations disclosed in or contemplated by the Disclosure Package);

(vi) The Issuer has performed or complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date;

(vii) No examination pursuant to Section 8(c) of the Securities Act concerning the Registration Statement has been initiated by the Commission; and

(viii) The Issuer has not become the subject of a proceeding under Section 8A of the Securities Act in connection with the offering of the Shares.

(f) The Issuer shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

(g) The Lock-up Agreements described in Section 5(l) shall be in full force and effect.

(h) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, opinions of Barnes & Thornburg LLP, special counsel for the Issuer with respect to patent and proprietary rights, dated the Closing Date and the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Baker and Daniels LLP, counsel to the Issuer and Davis Polk & Wardwell LLP, counsel for the Underwriters) in substantially the form attached hereto as Exhibit C.

The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Davis Polk & Wardwell LLP, counsel for the Underwriters.

If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives.

In such event, the Issuer and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 7 and 10 hereof).

9. Conditions of the Obligations of the Sellers.

The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

10. Indemnification.

(a) The Issuer agrees:

(i) to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Issuer shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Issuer will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, Pricing Prospectus, the Prospectus, or such amendment or supplement, or any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

(ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b) The Selling Stockholder agrees:

to indemnify and hold harmless each Underwriter and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act or who are affiliates of any Underwriter within the meaning of Rule 405 under the Securities Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Selling Stockholder shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Selling Stockholder will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by the Selling Stockholder specifically for use in the preparation thereof. The liability of the Selling Stockholder under this Section 10(b) shall be limited to an amount equal to the proceeds (net of underwriting discounts and commissions but before deducting other expenses) received by the Selling Stockholder.

(c) Each Underwriter severally and not jointly will indemnify and hold harmless the Issuer, the Selling Stockholder, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which the Issuer or any such director, officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Issuer or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any amendment or supplement thereto, or in any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Issuer by or through the Representatives specifically for use in the preparation thereof, such information being listed in Section 15 below.

(d) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 10(a), (b) or (c) shall be available to any party who shall fail to give notice as provided in this Subsection if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 10(a), (b) or (c). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 10(a) and 10(b) and by the Issuer in the case of parties indemnified pursuant to Section 10(c). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes no admission of fault in addition to an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(e) If the indemnification provided for in this Section is unavailable to or insufficient to hold harmless an indemnified party under Section 10(a), (b) or (c) above (for a reason other than those disqualifying such indemnified party from any such indemnification pursuant to this Section) in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Issuer and the Selling Stockholder on the one hand and the Underwriters on the other hand from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuer and the Selling Stockholder on the one hand and the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Issuer and the Selling Stockholder on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Sellers bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Sellers on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Sellers and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Subsection were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Subsection. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Subsection shall be deemed to include, subject to the limitations set forth in this Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Subsection, (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this Subsection to contribute are several in proportion to their respective underwriting obligations and not joint.

(f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus, the Prospectus or any supplement or amendment thereto, or any Issuer Free Writing Prospectus, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g) Any expenses for which an indemnified party is entitled to indemnification or contribution under this Section shall be paid by the indemnifying party to the indemnified party as such expenses are incurred. The indemnity and contribution agreements contained in this Section and the representations and warranties of the Issuer set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Issuer, its directors or officers or any persons controlling the Issuer, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Sellers, their directors or officers, or any person controlling the Sellers, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section.

11. Default by Underwriters.

If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Issuer), you, as the Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others reasonably satisfactory to the Issuer, to purchase from the Sellers such amounts as may be agreed upon and upon the terms set forth herein, the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others reasonably satisfactory to the Issuer, to purchase all of the Firm Securities or Option Securities, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then the Issuer shall be entitled to a further 36 hours within which to procure another party or other parties reasonably satisfactory to the Representatives to purchase the remaining Firm Securities or Option Securities, as the case may be. If following, as applicable, (x) the original 36 hour period you, as such Representatives, shall not have procured such other Underwriters, or any others reasonably satisfactory to the Issuer, to purchase all of the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase, and the Issuer does not request a further 36 hour period to identify another party or parties reasonably satisfactory to the Representatives to purchase the Firm Securities or Option Securities, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase, or (y) the second 36 hour period the Issuer has not identified another party or parties reasonably satisfactory to the Representatives to purchase the remaining Firm Securities or Option Securities, as the case may be, then (a) if the aggregate number of Firm Securities or Option Securities, as the case may be, with respect to which such default then remains (the “Default Shares”) does not exceed 10% of the Firm Securities or Option Securities, as the case may be, covered hereby, the non-defaulting Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Securities or Option Securities, as the case may be, which they are obligated to purchase hereunder, to purchase the Default Shares, or (b) if the aggregate number of Default Shares exceeds, as applicable, (i) 10% of the Firm Securities covered hereby, the Issuer or the non-defaulting Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Issuer except to the extent provided in Section 10 hereof or (ii) 10% of the Option Securities to be purchased on the Option Closing Date, the non-defaulting Underwriters shall have the option to terminate their obligation to purchase such Option Securities hereunder on such Option Closing Date or to purchase not less than the number of such Option Securities such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. In the event of a default by any Underwriter or Underwriters, as set forth in this Section, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

12. Notices.

All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to

RBC Capital Markets, LLC
c/o RBC Capital Markets, LLC
3 World Financial Center
200 Vesey St., 8th floor
New York, NY 10281
Attention:	Joe Morea
Syndicate Director
Fax: (212) 428-6260
and
Leerink Swann LLC
c/o Leerink Swann LLC
One Federal Street
37th Floor
Boston, MA 02110
Attention:	Timothy A.G. Gerhold
General Counsel
Fax: (617) 918-4900

if to the Issuer or Selling Stockholder, to

Endocyte, Inc.
3000 Kent Avenue Suite A1-100 West Lafayette, IN 47906
Attention: Chief Financial Officer
Fax: (765) 463-9271

13. Termination.

(a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in the absolute discretion of the Representatives, (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the absolute discretion of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) suspension of trading in securities generally on the New York Stock Exchange, The NASDAQ Global Market or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange, (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects or may materially and adversely affect the business or operations of the Issuer, (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Common Stock by The NASDAQ Global Market, the Commission, or any other governmental authority; (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a Material Adverse Effect on the securities markets in the United States; or

(b) This Agreement may be terminated by you as provided in Sections 8 and 11 of this Agreement.

14. Successors.

This Agreement has been and is made solely for the benefit of the Sellers and Underwriters and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

15. Information Provided by Underwriters.

The Issuer and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Issuer for inclusion in any Preliminary Prospectus, Prospectus, Issuer Free Writing Prospectus or the Registration Statement consists of the information contained in the [thirteenth] paragraph under the caption “Underwriting” (for the avoidance of doubt, such paragraph begins with the words, “In connection with the offering, the underwriters may engage in stabilizing transactions …” In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by any Representative.

16. Research Independence.

In addition, the Sellers acknowledge that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold and make statements or investment recommendations and/or publish research reports with respect to the Issuer and/or the offering that differ from the views of its investment bankers. The Sellers hereby waive and release, to the fullest extent permitted by law, any claims that the Sellers may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Sellers by such Underwriters’ investment banking divisions. The Sellers acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short position in debt or equity securities of the companies which may be the subject to the transactions contemplated by this Agreement.

17. No fiduciary duty.

Notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters, the Sellers acknowledge and agrees that:

(a) nothing herein shall create a fiduciary or agency relationship between the Issuer, the Selling Stockholder or the Underwriters;

(b) the Underwriters are not acting as advisors, expert or otherwise, to the Sellers in connection with this offering, sale of the Shares or any other services the Underwriters may be deemed to be providing hereunder, including, without limitation, with respect to the public offering price of the Shares;

(c) the relationship between the Sellers and the Underwriters is entirely and solely commercial, based on arms-length negotiations;

(d) any duties and obligations that the Underwriters may have to the Sellers shall be limited to those duties and obligations specifically stated herein; and

(e) notwithstanding anything in this Underwriting Agreement to the contrary, the Sellers acknowledge that the Underwriters may have financial interests in the success of the Offering that are not limited to the difference between the price to the public and the purchase price paid to the Sellers by the Underwriters for the Shares and the Underwriters have no obligation to disclose, or account to the Sellers for, any of such additional financial interests.

The Sellers hereby waive and release, to the fullest extent permitted by law, any claims that the Sellers may have against the Underwriters with respect to any breach or alleged breach of fiduciary duty.

18. Miscellaneous.

The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Issuer or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Sellers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof.

This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Issuer, the Selling Stockholder and the several Underwriters in accordance with its terms.

Very truly yours,

ENDOCYTE, INC.

By
Name:
Title:

SELLING STOCKHOLDER

By
Name:
Attorney-in-fact:

The foregoing Underwriting Agreement is hereby confirmed

and accepted as of the date first above written.

RBC CAPITAL MARKETS, LLC
LEERINK SWANN LLC

As the Representatives of the several Underwriters listed on Schedule II

By: RBC Capital Markets, LLC

By:
Name:
Title:

By: Leerink Swann LLC

By:
Name:
Title:

Exhibit 1.1

SCHEDULE I

Schedule of Selling Shareholder

Selling Stockholder	Number of Stockholder Securities to be Sold

Cincinnati Financial Corporation

Schedule I-1

SCHEDULE II

Schedule of Underwriters

Number of Firm Securities to be Purchased

RBC Capital Markets, LLC
Leerink Swann LLC
Cowen and Company, LLC
Wedbush Securities Inc.

Total

2

Exhibit 1.1

SCHEDULE III(a)

Materials Other than the Pricing Prospectus that Comprise the Pricing Disclosure Package:

Free Writing Prospectus dated [    ], 2011.

Schedule III(a)-1

Exhibit 1.1

SCHEDULE III(b)

Issuer Free Writing Prospectuses Not Included in the Pricing Disclosure Package

Schedule III(b)-1

EXHIBIT A

Form of Lock-up Agreement

1

EXHIBIT B

Form of Opinion of Baker and Daniels LLP

1

Exhibit 1.1

EXHIBIT C

Form of Opinion of Barnes & Thornburg LLP